EXHIBIT 99.1

NEWS RELEASE DATED MAY 24, 2004

NetSol Technologies, Inc. News Release

Contacts:	NetSol Technologies:
Marty Tullio or Mark Tullio	Najeeb U. Ghauri
McCloud Communications, LLC	Chairman
949.566.9860	818.222.9195
marty@mccloudcommunications.com	najeeb@netsoltek.com

For Immediate Release

NETSOL TECHNOLOGIES, INC. RAISES $2.05 MILLION IN NEW FINANCING

Company To Invest In Technology Infrastructure and Global Business Development

Calabasas, CA – May 24, 2004 – NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology services, today announced it has raised gross proceeds of $2.05 million through the recent issuance of 386,363 shares of its common stock at a per share price of $2.20 for a total of $850,000 and through the issuance and sale of convertible debentures with a principal value of $1,200,000. In connection with this financing, NetSol issued warrants to the investors to purchase up to an aggregate of 193,182 shares of common stock at the exercise price of $3.30 per share and are obligated to issue warrants to purchase up to an aggregate of 323,580 at the exercise price per share of $3.30 to the debenture holders. The private placement was managed by the Maxim Group, LLC.

“The completion of this capital raise marks the beginning of an aggressive growth phase for NetSol,” said Naeem Ghauri, chief executive officer for NetSol. “The transaction provides us with the necessary capital to ensure we can organically drive revenue through expanding our existing marketing and business development activities on a global scale, while pursuing our acquisition strategy and, continuously enhancing our delivery capabilities and infrastructure in the U.S. and other markets. This capital raise will also continue to improve our balance sheet and enhance our ability to more rapidly grow our revenue stream and improve our bottom line.” The shares of common stock issued in the financing, as well as the shares of common stock underlying the convertible debentures and warrants issued in the financing have not been registered under the Securities Act of 1933, as amended. Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Under the terms of the financing, NetSol is obligated to file a registration statement on Form SB-2 within 30 days of closing covering the shares of common stock issued in the financing as well as the shares underlying the convertible debentures and warrants.

Maxim Group, LLC

Maxim is a full service investment-banking firm headquartered in New York. Maxim provides a full array of financial services including investment banking, retail brokerage, institutional fixed-income and option trading as well as research and global institutional sales. Current assets under management at Maxim are over $4 billion. Maxim’s investment banking group focuses on middle market and emerging growth companies within the energy, healthcare, technology, retail and business services sectors.

About NetSol Technologies, Inc.

NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol has been delivering high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing for years. NetSol’s commitment to quality is demonstrated by its achieving both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 3 assessment. For more information, visit NetSol Technologies’ web site at www.netsoltek.com.

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NETSOL TECHNOLOGIES, INC. RAISES $2.05 MILLION IN NEW FINANCING

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Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance, are not statements of historical fact and may be “forward-looking statements”. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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